Exhibit 99.1



          Culp Announces Strategic Alliance for Decorative Upholstery
                            Fabric Finishing Services


     HIGH POINT, N.C.--(BUSINESS WIRE)--Oct. 3, 2005--Culp, Inc. (NYSE:CFI) today announced a plan to strategically align with Synthetics Finishing, a division of TSG Incorporated, to provide finishing services to Culp for its domestically produced decorative upholstery fabrics. Synthetics Finishing has over 100 years experience as a leading U.S. commission finisher and, in addition to finishing services, will collaborate with Culp on research and product development activities. As a result, Culp will close its finishing plant in Burlington, North Carolina, thereby reducing the number of Culp associates by approximately 100 people. This transition is expected to be completed in January 2006.
     The company expects total pre-tax charges of approximately $2.7 million, of which $2.1 million is expected to be non-cash items. The charges are expected to be recorded in the second and third quarters of fiscal 2006.
     "We are delighted to have the opportunity to extend our relationship with Culp into this new strategic partnership," noted Jack Rosenstein, chairman of TSG Incorporated. "Both of our companies share the same commitment to customer service and we look forward to providing the high quality of fabric finishing that their customers have learned to expect. Likewise, we are both focused on innovation and growth and we are excited about working together to expand our capabilities."
     Commenting on the announcement, Robert G. Culp, III, chairman and chief executive officer of Culp, Inc., said, "As the global marketplace continues to evolve, we are transitioning Culp's business model to one that is more agile and less capital intensive. We believe that establishing a cooperative manufacturing alliance with an experienced supplier such as Synthetics Finishing will allow us to maintain the same high standards of quality control and service for our customers on a more cost-effective basis. In addition, we are excited about the increased opportunities for development of innovative applications to enhance fabric performance.
     "Once this initiative is completed, Culp will have three U.S. manufacturing facilities operating in the upholstery fabrics segment - one for velvet fabrics, one for decorative fabrics and one for specialty yarns. In addition, we have a growing operation in China. We are pleased with the progress we are making as we transition our business and position the company for growth over the long term," added Culp.
     Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.
     This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about expectations for the company's future operations, production levels, sales, expenses, profit margins, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Changes in consumer tastes or preferences toward products not produced by the Company could erode demand for the Company's products. In addition, growth in competition from imported fabrics and home furnishings could increase overall competition, especially price competition, for the Company's products. Also, economic and political instability in international areas could affect the Company's operations or sources of goods in those areas, as well as demand for the Company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission.

     CONTACT: Culp, Inc.
              Investors: Kathy J. Hardy, 336-888-6209
              or
              Media: Kenneth M. Ludwig, 336-889-5161